UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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On May 25, 2021, Flagstar Bancorp, Inc. (“Flagstar”) had its annual shareholder meeting, where the following communications were made regarding its previously announced proposed transaction with New York Community Bancorp, Inc. (“NYCB”), pursuant to the Agreement and Plan of Merger, dated April 24, 2021, by and among Flagstar, NYCB and 615 Corp.:

2021 Annual Meeting of Shareholders

JOHN LEWIS REMARKS

Good morning. I’m John Lewis, Chairman of the Board of Directors of Flagstar Bancorp, Inc. I would also like to welcome you to the 2021 Annual Meeting of Shareholders. We wish we could be together with you in person today. That said, we appreciate your flexibility in adapting to the virtual format.

I could not be prouder of the performance of Flagstar in 2020. Despite challenges, the company produced record financial results. This performance demonstrated the power of Flagstar’s diverse revenue streams and flexible balance sheet as all business lines contributed to the success of the year. The company capitalized on the favorable mortgage environment and delivered solid results from our mortgage servicing business, which continue to grow and perform well. In community banking, the team was able to expand spread income during 2020, despite the uncertain and declining interest rate environment, by focusing on adding high-quality relationships. As always, management continued to work diligently to strategically position Flagstar for further diversification to drive enhanced shareholder value, staying open to all options, including partnering with others to evaluate and secure a more certain future. That’s why we are excited about our announcement to join forces with New York Community Bank. Assuming we obtain all the required approvals, I am confident that the combined company will be well positioned to boost shareholder value and benefit Flagstar employees, customers, and communities. I look forward to our continued success.

I will now turn the meeting over to Sandro DiNello, our President and Chief Executive Officer, who will serve as the Chair of the meeting this morning.

SANDRO DINELLO REMARKS

Before I begin, I’d like to take a moment to acknowledge David Matlin, who is retiring as a director following today’s meeting. On behalf of all of us at Flagstar, I want to thank him for his years of service on our Board and for believing in and standing by Flagstar when few others did. Without David, Flagstar would not have survived to become the company it is today. David, thank you for more than a decade of invaluable service. And for being instrumental in affording me the opportunity to become CEO of this company.

From mid-March on, 2020 was a year like no other. But we got through the early challenges, adapted to the new normal, and finished the year stronger than we had started it - one of the few companies to do so. This is a testament to the business model we built to succeed in all economic scenarios - a business model based on diversification, optionality, and ultimately, a fortress balance sheet.

As for our financial results in 2020, they were simply off the charts. Mortgage was the star, but not without strong support from banking and servicing. As I’ve said previously, relationships are forged, furthered, and strengthened through adversity. And that’s how it played out in 2020. From our mortgage customers, to our business and commercial customers, to our subservicing partners, we went the extra mile to support our borrowers impacted by the pandemic. Likewise, in a super-charged mortgage market, we managed capacity so that we could live up to our commitments to our correspondent partners. That may be why some have been with us for decades. And to cap the year off, we received an investment-grade rating from Moody’s - a validation of the strength of our balance sheet and the capital generation capabilities of our business model.

And as proud as I am of our financial success in 2020, I’m equally proud of what we accomplished for our employees, customers, and communities during the year.

For our employees, it was a nearly flawless transition to a work-from-home environment and a record of employee health and well-being that I’d match against any company our size in the country. And for the first time, we initiated a dialogue with employees about the social and racial justice issues that have so deeply divided our country. Speaking openly about these issues has helped accelerate our diversity, equity, and inclusion journey and fundamentally changed our culture by changing what we talk about at work and with each other.

For our business and commercial customers, it was help in overcoming the challenges brought on by the pandemic. We made PPP loans to everyone who asked, including many who did not bank with Flagstar at the time. Here again, maintaining relationships was paramount. We stayed close to our commercial customers, standing ready to help them over the rough patches - and we’re still doing that, despite minimal delinquencies. As a leading mortgage lender, our overarching goal was to keep borrowers in their homes, which is why we provided forbearance to more than 100,000 homeowners.

For our community, it was a quick pivot to re-focus our corporate giving on charities providing basic needs to those impacted by COVID-19. We also stepped up our grant-making, giving more grants than ever before, many to minority-owned small businesses. From meals to hospital workers, to donations to food banks, to masks for firefighters, and much, much more, our communities benefited from our giving and our focus on helping those hardest hit by the pandemic.

For Flagstar, 2020 was a year where we saw the full power of our business plan play out. And not surprisingly, it was the most successful year in our history - the culmination of years of hard work to have consistently clean asset quality, a diversified revenue stream - including a solid contribution from our community bank - strong capital and strong reserves - all the hallmarks of a fortress balance sheet. We had proved that we could deliver profits under any economic scenario. We were in a good place and looking forward to getting even better. Then opportunity came knocking in the form of New York Community Bank, and we immediately saw a combination that would far exceed the sum of its parts. Together we could do things that separately we could not. Flagstar and NYCB fill in the blanks for each other. We are like-minded partners with the shared vision of creating a true commercial bank. Each is coming from a position of strength. There’s no need to spend time on cleanup. We can get right to the business of tapping into the potential and unlocking the opportunities for the benefit of you, our shareholders, as well as our employees, customers, and communities we serve.

As always, I thank you for your support. Without it, we would not have been in a position to act on the opportunity to team up with New York Community Bank. I truly believe this is the right transaction at the right time. As to timing, the transaction is subject to customary regulatory and shareholder approvals, and we hope to close by the end of the year.

I’m now happy to answer any questions you may have about Flagstar and its business. Please follow the instructions on the virtual meeting screen to submit questions. Seeing none, we will move on.

Cautionary Statements Regarding Forward-Looking Information

Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to NYCB’s and Flagstar’s beliefs, goals, intentions, and expectations regarding revenues, earnings, loan production, asset quality, capital levels, and acquisitions, among other matters; NYCB’s and Flagstar’s estimates of future costs and benefits of the actions each company may take; NYCB’s and Flagstar’s assessments of probable losses on loans; NYCB’s and Flagstar’s assessments of interest rate and other market risks; and NYCB’s and Flagstar’s ability to achieve their respective financial and other strategic goals.

Forward-looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. These forward-looking statements include, without limitation, those relating to the terms, timing and closing of the proposed transaction.

Additionally, forward-looking statements speak only as of the date they are made; NYCB and Flagstar do not assume any duty, and do not undertake, to update such forward-looking statements. Furthermore, because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those indicated in such forward-looking statements as a result of a variety of factors, many of which are beyond the control of NYCB and Flagstar. The factors that could cause actual results to differ materially include the following: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement among NYCB, 615 Corp. and Flagstar; the outcome of any legal proceedings that may be instituted against NYCB or Flagstar; the possibility that the proposed transaction will not close when expected or at all because required regulatory, shareholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated; the ability of NYCB and Flagstar to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of NYCB or Flagstar; the possibility that the anticipated benefits of the proposed transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where NYCB and Flagstar do business; certain restrictions during the pendency of the proposed transaction that may impact the parties’ ability to pursue certain business opportunities or strategic transactions; the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the proposed transaction within the expected timeframes or at all and to successfully integrate Flagstar’s operations and those of NYCB; such integration may be more difficult, time consuming or costly than expected; revenues following the proposed transaction may be lower than expected; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction; NYCB’s and Flagstar’s success in executing their respective business plans and strategies and managing the risks involved in the foregoing; the dilution caused by NYCB’s issuance of additional shares of its capital stock in connection with the proposed transaction; and other factors that may affect future results of NYCB and Flagstar; and the other factors discussed in the “Risk Factors” section NYCB’s Annual Report on Form 10-K for the year ended December 31, 2020 and in other reports NYCB files with the U.S. Securities and Exchange Commission (the “SEC”), which are available at http://www.sec.gov and in the “SEC Filings” section of NYCB’s website, https://ir.mynycb.com, under the heading “Financial Information,” and in Flagstar’s Annual Report on Form 10-K for the year ended December 31, 2020 and in Flagstar’s other filings with SEC, which are available at http://www.sec.gov and in the “Documents” section of Flagstar’s website, https://investors.flagstar.com.

Important Information and Where You Can Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction by NYCB and Flagstar. In connection with the proposed transaction, NYCB will file with the SEC a registration statement on Form S-4 to register the shares of NYCB’s capital stock to be issued in connection with the proposed transaction. The registration statement will include a prospectus of NYCB and a joint proxy statement of NYCB and Flagstar, which will be sent to the stockholders of NYCB and shareholders of Flagstar seeking certain approvals related to the proposed transaction. INVESTORS AND SECURITY HOLDERS OF NYCB AND FLAGSTAR AND THEIR RESPECTIVE AFFILIATES ARE URGED TO READ, WHEN AVAILABLE, THE REGISTRATION STATEMENT ON FORM S-4, THE JOINT PROXY STATEMENT/PROSPECTUS TO BE INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION

WITH THE PROPOSED TRANSACTION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NYCB, FLAGSTAR AND THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain a free copy of the registration statement, including the joint proxy statement/prospectus, as well as other relevant documents filed with the SEC containing information about NYCB and Flagstar, without charge, at the SEC’s website (http://www.sec.gov). Copies of documents filed with the SEC by NYCB can also be obtained, without charge, by directing a request to Investor Relations, New York Community Bancorp, Inc., 615 Merrick Avenue, Westbury, New York 11590 or by telephone (516-683-4420). Copies of documents filed with the SEC by Flagstar can also be obtained, without charge, by directing requests to Investor Relations, Flagstar Bancorp, Inc., 5151 Corporate Drive, Troy, Michigan 48098 or by telephone (248-312-5741).

Participants in the Solicitation of Proxies in Connection with Proposed Transaction

NYCB, Flagstar, and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction under the rules of the SEC. Information regarding NYCB’s directors and executive officers is available in its definitive proxy statement for its 2021 annual stockholders meeting, which was filed with the SEC on April 16, 2021, and certain of its Current Reports on Form 8-K. Information regarding Flagstar’s directors and executive officers is available in its definitive proxy statement for its 2021 annual shareholders meeting, which was filed with the SEC on April 15, 2021, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the solicitation of proxies in respect of the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC. Free copies of these documents, when available, may be obtained as described in the preceding paragraph.